                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in GenCorp Inc.'s Registration Statement Nos. 333-91783, 333-35621, 333-61928, 33-28056, and 2-83133 on Form
S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-98730, Post Effective Amendment No. 2 to Registration Statement No. 2-80440 on Form S-8, Post Effective Amendment No. 4 to Registration Statement No. 2-66840 on Form S-8, Amendment No. 1 to Registration Statement No. 333-90850 on Form S-3, Amendment No. 1 to Registration Statement No. 333-89796 on Form S-3, and Amendment No. 2 to Registration Statement No. 333-109518 on Form S-4 of our report dated January 28, 2004, with respect to the consolidated financial statements of GenCorp Inc. included in the Annual Report on Form 10-K for the year ended November 30, 2003.


                                                               Ernst & Young LLP


Sacramento, California
February 23, 2004